UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report — May 5, 2011

(Date of earliest event reported)

BEMIS COMPANY, INC.

(Exact name of Registrant as specified in its charter)

Commission File Number 1-5277

Missouri	43-0178130
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

One Neenah Center, 4th Floor, P.O. Box 669, Neenah, Wisconsin  54957-0669

(Address of principal executive offices)

Registrant’s telephone number, including area code:   (920) 727-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Appointment of Certain Officers.

On May 5, 2011, Bemis Company, Inc. announced that, effective immediately, Jerry S. Krempa has been elected to the position of Vice President and Controller serving as Bemis’ principal accounting officer, a position he will have for the next year or until his successor is appointed.  Krempa, age 50, had previously served as the Assistant Controller since 2007 and from 1998 until 2007 was the Corporate Director of Tax.  Stanley A. Jaffy, the previous Controller who served as principal accounting officer, will assume a new role as Vice President, Finance.

In connection with Mr. Krempa’s appointment, his annual base salary was increased to an amount commensurate with his position and he is eligible to participate in the short-term annual performance-based cash incentive plan for executive officers, which is explained in our proxy statement for the 2011 Annual Meeting of Shareholders.  In addition, he was granted 2,612 time-based restricted share units which are scheduled to vest on December 31, 2015, and 2,612 performance-based restricted share units which are scheduled to vest on December 31, 2013, both of which will be paid out in the form of Bemis Company, Inc. shares upon vesting.  He will also be entitled to our standard executive officer benefits and will receive our standard Management Agreement, all of which are explained in more detail in our proxy statement for the 2011 Annual Meeting of Shareholders.

Item 5.07               Submission of Matters to a Vote of Security Holders.

The Bemis Company, Inc. 2011 Annual Meeting of Shareholders was held on May 5, 2011.  As of the record date for the Annual Meeting, there were 106,818,183 shares of common stock entitled to vote, of which the holders of 89,334,059 shares were represented in person or by proxy at the Annual Meeting.  The results of the items voted on at the Annual Meeting are set forth below:

1.               The shareholders elected five director nominees for three-year terms.  The vote was as follows:

Director Nominee	Votes For	Votes Withheld	Broker Non- Votes

Edward N. Perry	76,281,472	1,208,083	11,844,504

William J. Scholle	58,721,531	18,768,024	11,844,504

Timothy M. Manganello	74,476,185	3,013,370	11,844,504

Philip G. Weaver	76,939,995	549,560	11,844,504

Henry J. Theisen	76,409,436	1,080,119	11,844,504

2.               The shareholders voted, on an advisory basis, to approve the compensation of the Named Executive Officers.  The vote was 72,093,509 for, 4,597,026 against, and 799,020 abstentions.  There were 11,844,504 broker non-votes.

3.               The shareholders voted, on an advisory basis, in favor of a frequency of casting an advisory vote on the compensation of the Named Executive Officers on an annual basis.  The vote was 51,189,061 in favor of casting an advisory vote every year, 1,292,868 in favor of casting an advisory vote every two years, 24,275,918 in favor of casting an advisory vote every three years, and 731,708 abstentions.  There were 11,844,504 broker non-votes.

4.               The shareholders voted to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the 2011 fiscal year.  The vote was 88,096,912 for, 998,506 against, and 238,641 abstentions.  There were no broker non-votes.

Bemis Company, Inc. has considered the shareholder vote regarding the frequency of future advisory votes on executive compensation and determined that it will hold an advisory vote on its executive compensation every year until such time as the shareholders express a preference for a less frequent vote or such vote is no longer required by law or regulation, whichever shall first occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

BEMIS COMPANY, INC.

By	/s/ Scott B. Ullem	By	/s/ Jerry S. Krempa
	Scott B. Ullem, Vice President and		Jerry S. Krempa, Vice President and
	Chief Financial Officer		Controller

		Date	May 9, 2011